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                                                                    EXHIBIT 10.7

                            INTERCORPORATE AGREEMENT
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         This Intercorporate Agreement ("Agreement") dated as of May 20, 1994, by and among Waxman Industries, Inc., a Delaware corporation ("Waxman"), Waxman USA Inc., a Delaware corporation ("WUSA"), Waxman Consumer Products Group Inc., a Delaware corporation ("CPG"), Barnett Inc., a Delaware corporation ("Barnett"), and WOC Inc., a Delaware corporation ("WOC").

         WHEREAS, in connection with a series of interrelated transactions intended to refinance Waxman's domestic indebtedness (the "Reorganization"), Waxman has formed (a) WUSA, as a holding company for the subsidiaries that comprise and support Waxman's domestic operations, (b) CPG, a wholly owned subsidiary of WUSA, which contains Waxman's Consumer Products Group Division (the "Consumer Products Division"), and (c) WOC, a wholly owned subsidiary of WUSA, which contains WUSA's domestic operations, other than Barnett and CPG;

         WHEREAS, as a condition to, and concurrent with, the consummation of the Reorganization, Waxman will restructure its operations by (i) contributing the capital stock of Barnett to WUSA, (ii) contributing the assets and liabilities of the Consumer Products Division to CPG, (iii) contributing the assets and liabilities of its Madison Equipment Division ("Madison") to WOC,
(iv) contributing the assets and liabilities of its Medal Distributing Division ("Medal") to WOC, (v) merging U.S. Lock Corporation ("U.S. Lock") and LeRan Copper & Brass, Inc. ("LeRan"), each a wholly owned subsidiary of Waxman, into WOC, (vi) contributing the capital stock of TWI, International, Inc. ("TWI") to WUSA and (vii) contributing the capital stock of Western American Manufacturing, Inc. ("WAMI") to TWI;

         WHEREAS, Waxman currently provides certain managerial, administrative and financial services to CPG, Barnett, U.S. Lock, LeRan, Medal, Madison and WAMI (collectively, the "Domestic Operations"), including, among other things, financial and treasury functions, tax services, administration of employee benefit plans and insurance and risk management services;

         WHEREAS, to facilitate Waxman's and the Domestic Operations' separate ongoing businesses and to reduce unnecessary additional overhead and personnel costs, the parties hereto desire to enter into this Agreement to set forth the terms upon which Waxman will continue to provide services to each of WUSA, CPG, Barnett and WOC (individually a "Domestic Subsidiary" and collectively, the "Domestic Subsidiaries").





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         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.      SERVICES.

                 Each Domestic Subsidiary hereby engages Waxman to provide, and Waxman agrees to provide, to each Domestic Subsidiary, such administrative services as each Domestic Subsidiary may reasonably require with respect to (i) securing and monitoring the insurance needs of the Domestic Subsidiaries and securing the appropriate insurance coverage therefor, (ii) the preparation and filing of federal and certain state and local tax returns, (iii) administering the employee benefit programs designated by each Domestic Subsidiary, (iv) certain accounting, treasury and other financial services, including payroll processing, cash management and the preparation of all required filings under federal and state securities laws and any securities exchange or the National Association of Securities Dealers, Inc., (v) assistance in financing matters,
(vi) relations with lending, banking and underwriting institutions and organizations and (vii) the payment of franchise taxes by the Domestic Subsidiaries, as well as such other services as each Domestic Subsidiary may reasonably request (collectively, the "Waxman Services"). The Waxman Services will be provided at such times and with respect to such matters within the above described categories as each Domestic Subsidiary may reasonably request from time to time and will be of the same type and quality and at least at the same levels that Waxman has historically provided to itself or the Domestic Subsidiaries or their predecessor operations. Each of the Domestic Subsidiaries agrees that it will not reduce the level of Waxman Services provided to it substantially below that which is described in the foregoing sentence without the consent of Waxman. The parties hereto agree that services to be provided by Waxman for the Domestic Subsidiaries hereunder are to be performed by such persons as shall be designated by Waxman from time to time (all of such persons are hereafter collectively referred to as the "Waxman Providers"). The parties hereto further acknowledge that it is their mutual expectation that certain of the Waxman Providers shall continue to serve as, or be elected as, officers of the Domestic Subsidiaries, and that the services rendered by such persons in such capacity from this date forward shall be deemed to be rendered pursuant to the terms of this Agreement, unless other arrangements are agreed to among such Waxman Provider, Waxman and such affected Domestic Subsidiary. The Waxman Providers shall devote to the providing of Waxman Services that amount of time which is reasonably necessary in order for Waxman to fulfill its obligations hereunder. Waxman shall not take any





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action or enter into any agreement which would render it unable to fully perform its obligations under this Agreement.

         2.      FEES.

                 As compensation for the Waxman Services rendered under this Agreement, each Domestic Subsidiary will pay, without duplication in the case of WUSA, to Waxman a monthly fee (the "Management Services Fee") in the aggregate amount of (i) the lesser of (x) 2% of such Domestic Subsidiary's consolidated net sales (not including net sales between such Domestic Subsidiary and its affiliates) per month (or the prorated portion of such amount for any period which is less than a full month) calculated in accordance with generally accepted accounting principles and (y) the actual cost of providing the Waxman Services to such Domestic Subsidiary plus (ii) reimbursement, without duplication of any amounts paid pursuant to the preceding clause (i)(y), for actual amounts paid to third parties by Waxman on behalf of the Domestic Subsidiaries or required for the provision of any services (including, for example, insurance and healthcare) for such Domestic Subsidiary. Statements for the forgoing shall be provided by Waxman to the affected Domestic Subsidiary monthly and shall be paid by such Domestic Subsidiary within 5 days of the receipt of such statements.

                 It is acknowledged and agreed among the parties hereto that, so long as Waxman engages in no activities other than the provision of the Waxman Services to the Domestic Subsidiaries pursuant to this Agreement, the costs of providing the Waxman Services to the Domestic Subsidiaries as set forth in the foregoing clause (y) shall be equal to the costs of operating Waxman's corporate operations (including the maintenance of its corporate existence).

                 The Management Services Fee shall be payable to Waxman by each Domestic Subsidiary monthly in arrears upon the first day of each month with respect to such Domestic Subsidiary's net sales for the preceding month. If, and to the extent, that any calculation of net sales is inaccurate for any reason, additional Management Service Fees shall be payable to Waxman by, or shall be reimbursed by Waxman to, as may be appropriate, the Domestic Subsidiary or Domestic Subsidiaries whose net sales were incorrectly calculated. Such additional payments or reimbursements shall be made within 5 days of the proper recalculation of such erroneous net sales.

         3. INSURANCE. Except as otherwise agreed by the parties, all policies of liability, fire, workers' compensation, directors and officers, and other forms of insurance covering each Domestic Subsidiary's business, its properties and assets and its directors and officers that are part of Waxman's coverage will





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continue to be maintained by Waxman until any such Domestic Subsidiary obtains appropriate replacement coverage. Each Domestic Subsidiary will reimburse Waxman for the actual premium costs associated with providing such insurance coverage within 5 days after Waxman's receipt of invoices for such insurance coverage.

         4. INDEMNIFICATION. Each Domestic Subsidiary agrees to indemnify Waxman, each other Domestic Subsidiary and the Waxman Providers (individually, a "Waxman Indemnitee", and collectively, the "Waxman Indemnitees"), if a Waxman Indemnitee is made, or threatened to be made, a party to any action, claim or proceeding, whether civil or criminal, including any action by or in the right of such Waxman Subsidiary, by reason of the provision of services by Waxman and/or the Waxman Providers to such Waxman Subsidiary pursuant to the terms of this Agreement (other than any action by such Waxman Subsidiary against Waxman by reason of a breach of this Agreement by Waxman) against judgments, fines, amounts paid in settlement and reasonable expenses, including reasonable attorneys' fees (collectively, "Losses"); provided, however, that the foregoing indemnity shall not apply to any Losses to the extent such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of a Waxman Indemnitee.

         5. RESPONSIBILITY FOR PROVIDING COMPENSATION AND FRINGE BENEFITS TO SERVICE PROVIDERS. Waxman shall be responsible for the payment of all of the costs and expenses of the personal compensation and fringe benefits and perquisites, including, without limitation, pension, life insurance, health insurance, hospitalization and other forms of insurance, of the Waxman Providers and such persons shall not, except as approved by Waxman and the affected Domestic Subsidiary, be entitled to any compensation or benefit from such affected Domestic Subsidiary or Waxman, as the case may be, for services performed for such Domestic Subsidiary, in any capacity, including, but not limited to, services as an officer of such Domestic Subsidiary.

         6. PRODUCT PURCHASES. Waxman, each Domestic Subsidiary and TWI and its subsidiaries may purchase products from each other at prices and upon terms and conditions as may be agreed among the parties from time to time; provided, that such terms and conditions are no less favorable to Waxman, such Domestic Subsidiary or TWI and its subsidiaries, as the case may be, than the terms and conditions upon which product purchases were made prior to the date hereof.

         7. STATUS AS INDEPENDENT CONTRACTOR. It is expressly understood between the parties hereto that Waxman, with respect to services provided by it to the Domestic Subsidiaries hereunder, shall be an independent contractor. It is also





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expressly agreed that Waxman shall be solely responsible for the withholding and payment of any and all taxes and other sums required to be withheld or paid by an employer pursuant to any and all state, federal or other laws in connection with the rendering of services hereunder.

         8. WORK PRODUCT; CONFIDENTIALITY. (a) Waxman agrees, on behalf of itself, and its employees, representatives and agents, including without limitation the Waxman Providers, that all memoranda, notes, records or other documents made or compiled by Waxman, and its employees, representatives and agents, including, without limitation, the Waxman Providers, in the fulfillment of Waxman's obligations under this Agreement or otherwise, or made available to any of them concerning a Domestic Subsidiary's Information (as defined below) shall be such Domestic Subsidiary's property and shall be delivered to such Domestic Subsidiary on such Domestic Subsidiary's request on the termination of this Agreement or at any other time. None of Waxman, or its employees, representatives and agents shall, directly or indirectly, knowingly use, for themselves or others, or divulge to others, other than in the ordinary course and in furtherance of the Domestic Subsidiaries businesses, any secret or confidential information, non-public information, knowledge, or data of a Domestic Subsidiary (including, without limitation, names of customers of the Domestic Subsidiary (collectively, "Domestic Subsidiary's Information")) obtained by any of them as a result of Waxman's performance of this Agreement, unless authorized by a Domestic Subsidiary. The provisions of this Section do not extend to any portion of such Domestic Subsidiary's Information which becomes generally available to the public other than as a result of a disclosure by the recipient or its representatives, subsidiaries or affiliates, and will not be deemed to restrict the recipient from complying with any order, request or decree of any court, government or other regulatory body to produce any such information, but upon receiving notice that any such order, request or decree is being sought, the recipient will promptly give the party furnishing such Domestic Subsidiary's Information notice thereof and agree to cooperate with such furnishing parties' efforts, if any, to contest the issuance of such order, request or decree.

         9. TERM. This Agreement will commence on the date hereof and may be terminated by Waxman at any time upon 90 days prior written notice given as provided herein to the other parties hereto or by a Domestic Subsidiary solely with respect to such Domestic Subsidiary at any time, upon 90 days prior written notice given as provided herein to Waxman, after the date upon which such Domestic Subsidiary is no longer a direct or indirect majority-owned subsidiary of Waxman.





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         10.     NOTICES.  All notices and other communications under this
Agreement must be in writing and will be deemed to have been duly given when delivered by hand, upon receipt of a telephonic facsimile transmission or sent by registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

         To Waxman:       Waxman Industries, Inc.
                          24460 Aurora Road
                          Bedford Heights, Ohio  44146
                          Attention:  Chief Executive Officer
                          Telecopy No. (216) 439-8678


         To Barnett:      Barnett Inc.
                          3333 Lenox Avenue
                          Jacksonville, Florida  32205
                          Attention:  President
                          Telecopy No. (909) 388-4566

         To WUSA:         Waxman USA Inc.
                          c/o Waxman Industries
                          24460 Aurora Road
                          Bedford Heights, Ohio 44146
                          Attention:  Chief Executive Officer
                          Telecopy No. (216) 439-8678

         To CPG:          Consumer Products Group Inc.
                          24455 Aurora Road
                          Bedford Heights, Ohio 44146
                          Attention:  President
                          Telecopy No. (216) 439-1262

         To WOC:          WOC Inc.
                          c/o Waxman Industries, Inc.
                          24460 Aurora Road
                          Bedford Heights, Ohio 44146
                          Attention:  Chief Executive Officer
                          Telecopy No. (216) 439-8678

         11. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

         12. AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.





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         13.     GOVERNING LAW.  This Agreement will be governed by and
construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         14. ASSIGNMENT. None of Waxman nor any of the Domestic Subsidiaries may assign any of its rights or benefits under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld or delayed. This Agreement is binding on and will inure to the benefit of the parties and their respective successors and permitted assigns.

         15. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         16. CAPTIONS. Captions and section headings are used for convenience of reference only and are not part of this Agreement and may not be used in construing it.

         17. ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision or remedies otherwise available to any party hereto.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                           WAXMAN INDUSTRIES, INC.

                                                 Neal R. Restivo
                                           By:____________________________
                                              Neal R. Restivo
                                              Chief Financial Officer



                                           WAXMAN USA INC.


                                                  Neal R. Restivo
                                           By:____________________________
                                              Neal R. Restivo
                                              Chief Financial Officer



                                           WAXMAN CONSUMER PRODUCTS GROUP INC.

                                                  Neal R. Restivo
                                           By:____________________________
                                              Neal R. Restivo
                                              Secretary

                                           BARNETT INC.

                                                  William R. Pray
                                           By:_____________________________
                                              William R. Pray
                                              President

                                           BARNETT INC.

                                                  Neal R. Restivo
                                           By:_____________________________
                                              Neal R. Restivo
                                              Secretary


                                           WOC INC.

                                                   Neal R. Restivo
                                           By:_____________________________
                                              Neal R. Restivo
                                              Secretary





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